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                                                                    Exhibit 10.9

                             MKS INSTRUMENTS, INC.

                                FIFTH AMENDMENT

                               TO LOAN AGREEMENT

     This Fifth Amendment (the "Amendment") dated as of January 1, 2000 concerns the Loan Agreement dated as of October 31, 1995 (the "Loan Agreement"), between MKS Instruments, Inc. (the "Borrower") and BankBoston, N.A. (f/k/a The First National Bank of Boston, the "Lender"), as amended on February 23, 1996, February 4, 1997, February 3, 1998 and January 28, 1999. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

     WHEREAS, the Borrower has requested that the Lender agree to change certain provisions of the Loan Agreement; and

     WHEREAS, the Lender is willing, on the terms, subject to the conditions and to the extent set forth below, to amend the Loan Agreement to effect such changes;

     NOW, THEREFORE, the Lender and the Borrower agree as follows:

     Section 1. Amendment of the Loan Agreement.

     (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Consolidated Tangible Net Worth" and replacing it with the following:

               "Consolidated Tangible Net Worth" shall mean, at any time, the stockholders' equity of the Borrower and its Subsidiaries determined in accordance with generally accepted accounting principles excluding the book amount of all minority interests in Affiliates and any foreign exchange translation adjustment, with no upward adjustments due to a reevaluation of assets (other than any such upward adjustment as may be required under generally accepted accounting principles in connection with the acquisition by the Borrower or any Subsidiary of another company or entity) minus the following items (without duplication of deductions) appearing on the balance sheet of the Borrower and its Subsidiaries:

               (a) the book amount of all assets (including, without limitation, goodwill, patents, trademarks, copyrights, organizational expense and unamortized debt discount) that would be treated as intangibles under generally accepted accounting principles;

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               (b) treasury stock; and

               (c) any write-up in the book amount of any asset or Investment subsequent to the Closing Date, resulting from a reevaluation or reappraisal thereof from the amount entered in accordance with generally accepted accounting principles by the Borrower or any Subsidiary on its books with respect to its acquisition of the asset or Investment.

     (b) Section 6.1(d) of the Loan Agreement is hereby amended by deleting the word "thirty" and replacing it with the words "forty-five".

     (c) Section 7.1 of the Loan Agreement is hereby amended by deleting Section 7.1(a) in its entirety and replacing it with the following:

               (a) Sale of Assets. The Borrower will not, except in the ordinary course of business, sell, transfer or otherwise dispose of, to any Person any assets (including the securities of any Subsidiary) other than assets having an aggregate fair market value less than seven percent of Borrower's Consolidated Tangible Net Worth.

     (d) Section 7.1(b) of the Loan Agreement is hereby amended and restated as follows:

               (b) Mergers, Etc. Neither the Borrower nor any Subsidiary will consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, or acquire all or substantially all of the capital stock or assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to any Person, except that

                    (1) a Subsidiary may consolidate with or merge into the
               Borrower or another Subsidiary; and

                    (2) the Borrower or any of its Subsidiaries may acquire all or substantially all of the capital stock or assets of any Person or consolidate or merge with any Person provided (i) such Person is engaged in a line of business substantially similar to one or more of Borrower's existing lines of business, (ii) the aggregate purchase price liability incurred in any calendar year, including all contingent liabilities, when aggregated with all such acquisitions and any Investments permitted under Section 7.4(3) in any calendar year shall not exceed 25% of Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter or, if 80% or more of the purchase price is paid in capital stock of the Borrower, 50% of Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter and (iii) based on a pro forma calculation of the ratios set forth in
               Section 7.7 as of the date such acquisition is closed, assuming

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               consolidation of the acquired business with the Borrower for the four full fiscal quarters ended immediately preceding such closing and pro forma debt and debt service payments based on scheduled principal payments, including acquisition borrowings, if any, and pro forma interest on total debt at then prevailing borrowing rates, Borrower is in compliance with the financial covenants set forth in Section 7.7:

(e) Section 7.4 of the Loan Agreement is hereby amended and restated as follows:

          7.4 Investments. Except as permitted by Section 7.1, neither the Borrower nor any Subsidiary will make or maintain any investments, made in cash or by delivery of property or assets, (a) in any Person, whether by acquisition of capital stock, Indebtedness, or other obligations or securities, or by loan or capital contribution, or otherwise, or (b) in any property, whether real or personal, (items (a) and (b) being herein called "Investments") except the following:

               (1) Investments in direct obligations of, or guaranteed by, the United States government, its agencies or any public instrumentality thereof and backed by the full faith and credit of the United States government with maturities not to exceed (or an unconditional right to compel purchase within) three years from the date of acquisition;

               (2) Repurchase agreements collateralized by securities of the U.S. Government and U.S. Government-sponsored securities;

               (3) Investments in or to any Subsidiary or other Affiliate, provided Borrower remains in compliance with Section 7.1(b);

               (4) Investments and obligations issued by the United States government, any agency thereof, any state of the United States or any political subdivision of any such state or any public instrumentality thereof with maturities not to exceed (or an unconditional right to compel purchase within) three years from the date of acquisition that are rated AA- or higher by at least one nationally recognized rating agency;

               (5) Investments and obligations issued by any company (other than a bank) with maturities not to exceed three years from the date of acquisition with a long-term debt rating of A or higher or a short-term debt rating of A1 or P1 by at least one nationally recognized rating agency;

               (6) Investments in demand and time deposits with, Eurodollar deposits with, certificates of deposit issued by, or obligations or securities fully backed by letters of credit issued by (x) any bank organized under the laws of the United States, any state thereof, the District of Columbia or Canada having combined capital and surplus aggregating at least

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          $500,000,000, or (y) any other bank organized under the laws of a state that is a member of the European Economic Community (or any political subdivision thereof), Japan, the Cayman Islands, or British West Indies having as of any date of determination combined capital and surplus of not less than $500,000,000 or the equivalent thereof (determined in accordance with generally accepted accounting principles);

               (7) Shares of money market mutual funds registered under the Investment Company Act of 1940, as amended;

               (8) Foreign currency swaps and hedging arrangements entered into in the ordinary course of business to protect against currency losses, and interest rate swaps and caps entered into in the ordinary course of business to protect against interest rate exposure on Indebtedness bearing interest at a variable rate;

               (9) Investments in mutual funds (other than money market mutual funds) that in the aggregate shall not exceed $5,000,000; and

               (10) Other Investments existing on the Closing Date and listed on the Disclosure Schedule.

     (f) Section 7.7 of the Loan Agreement is hereby amended by deleting subsection (a) and replacing it with the following:

               (a) Tangible Net Worth Test. The Consolidated Tangible Net Worth as of the end of each fiscal quarter of the Borrower shall not be less than the sum of (i) $100,000,000, plus (ii) 50% of Consolidated Net Income (excluding losses) minus (iii) all Sub S Dividends paid between January 1, 2000 and September 15, 2000 in an aggregate amount not to exceed $6,000,000, for each consecutive fiscal quarter of the Borrower beginning with the quarter ending December 31, 1999, on a cumulative basis.

     Section 2. Representations and Warranties. The Borrower hereby represents and warrants as follows:

               (a) The execution and delivery of this Amendment and the performance of this Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents, and the transactions contemplated hereby and thereby, have been authorized by all necessary corporate actions of the Borrower. This Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

               (b) The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment, the Loan Agreement as amended

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hereby and each of the other Loan Documents. Neither the authorization, execution, delivery or performance by the Borrower of this Amendment nor the performance of the Loan Agreement as amended hereby or any other Loan Document nor the performance of the transactions contemplated hereby or thereby violates or will violate any provision of the corporate charter or by-laws of the Borrower, or does or will, with the passage of time or the giving of notice or both, result in a breach of or a default under, or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any material instrument, agreement or other document to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected.

     (c) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Loan Agreement as amended hereby and the Loan Documents do not and will not violate any provision of law or regulation applicable to the Borrower, or any writ, order or decree of any court or governmental or regulatory authority or agency applicable to the Borrower.

     Section 3. Loan Documents. This Amendment shall be a Loan Document for all purposes.

     Section 4. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned on the following:

         (a) The Borrower and the Lender shall each have executed and delivered a counterpart of this Amendment;

         (b) The representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects as of the date hereof as though made on and as of the date hereof;

         (c) No Default or Event of Default under the Loan Agreement shall have occurred and be continuing;

         (d) The Lender shall have received, in form and substance satisfactory to the Lender:

               (i) an opinion of independent counsel to the Borrower with respect to this Amendment;

               (ii) a certificate as to the Borrower's legal existence and good standing under the laws of The Commonwealth of Massachusetts and;

               (iii) a certificate of the Borrower's Clerk as to (x) no changes in its charter documents and by-laws as amended, (y) corporate votes authorizing the execution and delivery of this Amendment and (z) incumbency of the officers authorized to execute this Amendment on behalf of the Borrower.


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         (e) The conditions set forth in Sections 5.2-5.5 of the Loan Agreement shall have been met as of the date hereof, provided that for purposes thereof and Section 4.5 of the Loan Agreement, the "Balance Sheet Date" shall mean September 30, 1999 and the financial statements referred to therein shall mean the unaudited statements for the period ended September 30, 1999, that have been furnished to the Lender.

Section 5. Miscellaneous.

         (a) On and after the date hereof, each reference in the Loan Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Loan Agreement as amended hereby.

         (b) Except as amended and modified hereby, the Loan Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

         (c) This Amendment and the modifications to the Loan Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and the year first above written.

                                             MKS INSTRUMENTS, INC.

                                             By: /s/ William P. Donlan
                                             Title: Treasurer


                                             BANKBOSTON, N.A.

                                             By:
                                             Title:



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         (e) The conditions set forth in Sections 5.2-5.5 of the Loan Agreement shall have been met as of the date hereof, provided that for purposes thereof and Section 4.5 of the Loan Agreement, the "Balance Sheet Date" shall mean September 30, 1999 and the financial statements referred to therein shall mean the unaudited statements for the period ended September 30, 1999, that have been furnished to the Lender.

     Section 5. Miscellaneous.

         (a) On and after the date hereof, each reference in the Loan Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Loan Agreement as amended hereby.

         (b) Except as amended and modified hereby, the Loan Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

         (c) This Amendment and the modifications to the Loan Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and the year first above written.

                                             MKS INSTRUMENTS, INC.

                                             By: /s/ William P. Donlan
                                             Title:


                                             BANKBOSTON, N.A.

                                             By: /s/ Sharon A. Stone
                                             Title: Director







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